UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.                )

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Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

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ACTIVE PORTFOLIOS® MULTI-MANAGER TOTAL RETURN BOND FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

                    , 2016

As a shareholder of the Active Portfolios® Multi-Manager Total Return Bond Fund (formerly, Active Portfolios® Multi-Manager Core Plus Bond Fund) (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of a subadviser, the hiring of two new subadvisers and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the renaming of the Fund and related changes, including the approval of two new subadvisers. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 9, 2016, the Board approved (i) a change to the Fund’s name from Active Portfolios® Multi-Manager Core Plus Bond Fund to Active Portfolios® Multi-Manager Total Return Bond Fund; (ii) a subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); (iii) the termination of the subadvisory agreement between the Investment Manager and Federated Investment Management Company; (iv) a subadvisory agreement between the Investment Manager and PGIM, Inc. (“Prudential”); and (v) a modification to the principal investment strategies and principal risks to reflect Loomis Sayles’ and Prudential’s investment processes for the portions of the Fund they manage.

The Fund has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least                     , 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by                     , 2017. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling (toll free) 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp.,

P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-

ACTIVE PORTFOLIOS® MULTI-MANAGER TOTAL RETURN BOND FUND

(formerly, Active Portfolios® Multi-Manager Core Plus Bond Fund)

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about                     , 2016. This Information Statement is being made available to shareholders of Active Portfolios® Multi-Manager Total Return Bond Fund (formerly, Active Portfolios® Multi-Manager Core Plus Bond Fund) (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) that the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a Management Agreement dated July 1, 2015 and effective January 1, 2016 and amended and restated as of April 25, 2016 (the “Management Agreement”). Prior to January 1, 2016, the Investment Manager served as investment manager to the Fund pursuant to an Investment Management Services Agreement dated March 14, 2012, and most recently renewed on June 10, 2015 (the “June Meeting”). Also at the June Meeting, in addition to the approval of the renewal of the Fund’s Investment Management Services Agreement, the Board approved the combination of the Fund’s Investment Management Services Agreement with the Fund’s administrative services agreement, each with the Investment Manager, into the Fund’s Management Agreement, to become effective for the Fund on January 1, 2016. As a result of this combination, effective January 1, 2016, the Fund’s management fees reflect the combined advisory fees and administrative service fees under the two agreements as of such date.

Under the Management Agreement, the Investment Manager monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provide other related services, including compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

SUBADVISORY AGREEMENTS

At a meeting of the Board on March 9, 2016 (the “Board Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of the Investment Manager to (i) change the Fund’s name from Active Portfolios® Multi-Manager Core Plus Bond Fund to Active Portfolios® Multi-Manager Total Return Bond Fund; (ii) approve a subadvisory agreement (the “Loomis Subadvisory Agreement”) between the Investment Manager and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); (iii) terminate the subadvisory agreement between the Investment Manager and Federated Investment Management Company (“Federated”); and (iv) approve a subadvisory agreement (the “Prudential Subadvisory Agreement”) between the Investment Manager and PGIM, Inc. (“Prudential”); and (v) modify the Fund’s principal investment strategies and principal risks to reflect Loomis Sayles’ and Prudential’s investment processes. The Loomis Subadvisory Agreement went into effect on April 11, 2016, and the Prudential Subadvisory Agreement went into effect on May 16, 2016. Prior to May 16, 2016, the portion of the Fund’s assets subadvised by Prudential had been subadvised by Federated.

LOOMIS, SAYLES & COMPANY, L.P. AND THE NEW SUBADVISORY AGREEMENT

Prior to April 11, 2016, Federated and TCW Investment Management Company (“TCW”) each served as subadvisers managing a portion of the Fund’s assets, or sleeve of the Fund, along with the Investment Manager.

At the Board Meeting, the Board, including a majority of the Independent Trustees, approved, in accordance with the recommendations of the Investment Manager, the Loomis Subadvisory Agreement between the Investment Manager and Loomis Sayles, pursuant to which Loomis Sayles will manage a new sleeve of the Fund. The Loomis Subadvisory Agreement was effective as of April 11, 2016. There were no changes to the subadvisory agreements between the Investment Manager and Federated and TCW, respectively, at that time.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Loomis Sayles

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Active Portfolios® Multi-Manager Total Return Bond Fund
Net Assets (billions)	Annual rate at each asset level*
First $0.5	0.500%
Next $0.5	0.495%
Next $1.0	0.480%
Next $1.0	0.460%
Next $3.0	0.450%
Next $1.5	0.430%
Next $1.5	0.415%
Next $3.0	0.410%
Next $8.0	0.390%
Next $4.0	0.380%
Next $26.0	0.360%
Over $50.0	0.340%

*	The rates shown above reflect the combined management and administrative services fee rates, effective on January 1, 2016.

The table above represents the fee rate paid by the Fund to the Investment Manager, which will not change as a result of the changes discussed above. The Investment Manager, in turn, pays Loomis Sayles a fee out of its own assets, calculated at the following rate:

•	0.15% on the first $500 million, gradually reducing to 0.08% as assets increase

INFORMATION ABOUT LOOMIS SAYLES

Loomis Sayles was founded in 1926 as an investment management company in Boston. Loomis Sayles is indirectly owned by Banque Populaire and Caisse d’Epargne. Loomis Sayles’ parent company is Natixis Global Asset Management, located at 399 Boylston Street, Boston, MA 02116. Loomis, Sayles & Company, Inc., located at One Financial Center, Boston, MA 02111, is the general partner of Loomis. Loomis Sayles has nearly 25 years of subadvisory experience. As of April 30, 2016, Loomis Sayles had approximately $236.8 billion in assets under management. Loomis Sayles’ principal offices are located at One Financial Center, Boston, MA 02111.

The following table provides information on the principal executive officers and directors of Loomis Sayles:

Name	Title/Responsibilities	Address
Loomis, Sayles & Company, Incorporated	General Partner	One Financial Center, Boston, MA 02111-2621
Natixis Global Asset Management, L.P.	Limited Partner	399 Boylston Street Boston, Massachusetts 02116
Robert James Blanding	Chairman of the Board and Director	One Financial Center, Boston, MA 02111-2621
Kevin Patrick Charleston	President, Chief Executive Officer, and Director	One Financial Center, Boston, MA 02111-2621
Daniel Joseph Fuss	Vice Chairman, Executive Vice President, and Director	One Financial Center, Boston, MA 02111-2621
John Francis Gallagher, III	Director of Institutional Services, Executive Vice President, and Director	One Financial Center, Boston, MA 02111-2621
John Robert Gidman	Executive Vice President, Chief Operating Officer, and Director	One Financial Center, Boston, MA 02111-2621
Donald Patrick Ryan	Vice President, Chief Compliance Officer, and Counsel	One Financial Center, Boston, MA 02111-2621
Jaehoon Park	Executive Vice President, Chief Investment Officer, and Director	One Financial Center, Boston, MA 02111-2621
Jean Susan Loewenberg	Executive Vice President, General Counsel, Secretary and Director	One Financial Center, Boston, MA 02111-2621
Pierre Servant	Director	One Financial Center, Boston, MA 02111-2621
John Thomas Hailer	Director	One Financial Center, Boston, MA 02111-2621
John Frederick Russell	Executive Vice President and Director	One Financial Center, Boston, MA 02111-2621
Paul Joseph Sherba	Executive Vice President, Chief Financial Officer, and Director	One Financial Center, Boston, MA 02111-2621
David Louis Waldman	Executive Vice President, Deputy Chief Investment Officer, and Director	One Financial Center, Boston, MA 02111-2621

Loomis Sayles does not manage any other funds with similar investment objectives.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT WITH LOOMIS SAYLES

On March 9, 2016, the Board and the Independent Trustees of the Trust unanimously approved, for an initial two-year term, the Loomis Subadvisory Agreement between the Investment Manager and Loomis Sayles with respect to Active Portfolios® Multi-Manager Total Return Bond Fund, a series of the Trust, as well as the modification of the Fund’s principal investment strategies and principal risks to reflect Loomis Sayles’ investment process (collectively, the “Loomis Sayles Proposals”). Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements, noting that the March 2016 meeting materials included memoranda and other materials related to the Board’s upcoming consideration and approval of advisory and subadvisory agreements for annual renewal purposes to be addressed at the June 2016 meeting. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at its June 2015 Meeting and, in that connection, Independent legal counsel’s discussion of their responsibilities pursuant to Section 15(c) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Loomis Sayles. The Board, its Advisory Fees and Expenses Committee, and Investment Oversight Committee held meetings and discussions with the Investment Manager and reviewed and considered various written materials in connection with Loomis Sayles’ proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Loomis Sayles. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Loomis Sayles Proposals.

Nature, Extent and Quality of Services to be provided by Loomis Sayles

The Board considered its analysis of the reports and presentations received by it and the Advisory Fees and Expenses Committee, detailing the services proposed to be performed by Loomis Sayles as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Loomis Sayles’ compliance program had been reviewed by the Fund’s Chief Compliance Officer in connection with Loomis Sayles’ management of another Columbia mutual fund and was determined by the Investment Manager’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Loomis Sayles and its ability to carry out its responsibilities under the proposed Loomis Subadvisory Agreement. The Board also noted the information provided by the Investment Manager and the Committee reports regarding Loomis Sayles’ personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Loomis Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Loomis Sayles was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

Investment Performance of Loomis Sayles

The Board reviewed information about the performance of the Fund over various time periods, including performance information relative to benchmarks and information based on reports of the independent third-party data provider that compared the performance of the Fund to the performance of a group of comparable mutual funds.

The Board considered Loomis Sayles’ performance and reputation generally. The Board also considered Loomis Sayles’ investment performance, including its absolute and risk-adjusted returns, noting that Loomis Sayles had delivered strong performance results over the one-, three-, five- and ten-year periods for its core fixed income strategy, using a strategy substantially similar to that proposed for its sleeve of the Fund. Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Loomis Sayles was in a position to provide a high quality level of service to the Fund.

Subadvisory Fee Rates and Other Expenses

The Board considered the subadvisory fees to be charged to the Fund under the Loomis Subadvisory Agreement, and the total expenses to be incurred by the Fund. The Board also considered the fees that Loomis Sayles charges to its other clients, and noted that the Investment Manager pays the fees of the subadvisers.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the subadvisory fee rates paid to Loomis Sayles and expenses of the Fund were sufficient, in light of other considerations, to warrant the approval of the Loomis Subadvisory Agreement.

Costs of Services Provided and Profitability

The Board noted that in relation to its review of the Loomis Subadvisory Agreement, it had considered information provided by the Investment Manager with respect to estimated costs of services and profitability. When reviewing profitability, including the expected profitability to the Investment Manager in connection with the Loomis Subadvisory Agreement, the Board also considered court cases in which adviser profitability was an issue in whole or in part, the potential performance of the Fund, and the expense ratio of the Fund.

After reviewing these and related factors, the Board concluded, within the context of its overall conclusions, that the costs of services provided and the profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Loomis Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund and that the Fund’s fee structure was not proposed to change (as there was no proposed change in level of service to be performed by the Investment Manager). The Board thus observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints, all of which have not been surpassed. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Conclusion

The Committee and the Board reviewed all of the above considerations in reaching their decisions to recommend or approve the proposed subadvisory agreement. No single item was identified as paramount or controlling, and individual Trustees may have attributed different weights to various factors. Based on their evaluation of all factors that they deeded to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including all of the Independent Trustees, voting separately, approved the Loomis Subadvisory Agreement.

PRUDENTIAL AND THE NEW SUBADVISORY AGREEMENT

Prior to May 16, 2016, Federated, TCW, and Loomis Sayles each served as subadvisers managing a portion of the Fund’s assets, or sleeve of the fund, along with the Investment Manager.

At the Board Meeting, the Board, including a majority of the Independent Trustees, approved, in accordance with the recommendations of the Investment Manager, the Prudential Subadvisory Agreement between the Investment Manager and Prudential, pursuant to which Prudential will manage the sleeve of the Fund previously managed by Federated. The Prudential Subadvisory Agreement was effective as of May 16, 2016. Please see Management Fees Paid to the Investment Manager on page 2 for the Fund’s current management fees. There were no changes to the subadvisory agreements between the Investment Manager and TCW and Loomis Sayles, respectively, at that time.

The Investment Manager pays Prudential a fee out of its own assets, calculated at the following rate:

•	0.20% on the first $300 million, gradually reducing to 0.09% as assets increase

The Investment Manager paid Federated a fee out of its own assets under the former subadvisory agreement with Federated at the rate of:

•	0.15% on the first $100 million, gradually reducing to 0.09% as assets increase

Fees paid by the Fund to the Investment Manager for the period from September 1, 2015 through May 13, 2016*	Fees paid by the Investment Manager to Federated for the period from September 1, 2015 to May 13, 2016	Estimated fees
that would have
been paid by
the Investment
Manager to
Prudential had
the Subadvisory
Agreement with
Prudential been
in effect for the
period from
September 1,
2015 to May 13,
2016 and based
on the assets in
the Fund during
this time
period**	Estimated
differences
between the fees
paid to
Federated and
the fees that
would have
been paid to
Prudential for
the period from
September 1,
2015 to May 13,
2016 and based
on the assets in
the Fund during
this time
period**
Active Portfolios® Multi-Manager Total Return Bond Fund (fiscal year ended 8/31/15)	$16,395,552.49	$972,639.34	$1,021,655.01	$49,025.68

*	The Investment Manager uses these fees to pay the subadviser.
**	These amounts are based upon monthly average net assets.

INFORMATION ABOUT PRUDENTIAL

Prudential traces its origins to 1875 with the founding of its insurance affiliate. Prudential is an indirect, wholly-owned subsidiary of Prudential Financial, Inc., a publicly held company since December 2001. Prudential has been a registered investment adviser with the SEC since 1984. Prudential Fixed Income is the public fixed income unit within Prudential. Prudential has 36 years of subadvisory experience. As of March 31, 2016, Prudential had approximately $621 billion in assets under management. Prudential’s principal offices are located at 655 Broad Street, Newark, NJ 07102.

The following table provides information on the principal executive officers and directors of Prudential:

Name	Title/Responsibilities	Address
James Joseph Sullivan	Senior Managing Director and Senior Vice President	655 Broad Street, Newark, NJ 07102
PGIM Holding Company LLC	Shareholder	655 Broad Street, Newark, NJ 07102
Betsy Lynn Friedman	Vice President, Operations	655 Broad Street, Newark, NJ 07102
David Alexander Hunt	Chairman, President and CEO of PGIM	655 Broad Street, Newark, NJ 07102
Allen Arthur Weaver	Director, Senior Managing Director and Vice President	655 Broad Street, Newark, NJ 07102
Scott Louis Hayward	Director, Senior Managing Director and Vice President	655 Broad Street, Newark, NJ 07102
David Malcolm Durning	Senior Managing Director and Vice President	655 Broad Street, Newark, NJ 07102
Eric Bernard Collinet-Adler	Senior Managing Director and Vice President	655 Broad Street, Newark, NJ 07102
Teresa Mary Gibbons Gilbreath	Vice President and Chief Compliance Officer	655 Broad Street, Newark, NJ 07102
Jurgen Muhlhauser	Director, Vice President and Chief Financial Officer	655 Broad Street, Newark, NJ 07102
Michael Keith Lillard	Director, Senior Managing Director and Senior Vice President	655 Broad Street, Newark, NJ 07102
John Martin Ewing	Chief Legal Officer	655 Broad Street, Newark, NJ 07102

Other Funds with Similar Investment Objectives Managed by Prudential:

Name	Assets as of April 30, 2016	Management Fee
Prudential Total Return Bond Fund*	$13,980,297,768	0.25% on all assets
Prudential Series Fund: Diversified Bond Portfolio*	$1,122,914,864	0.20% on all assets
AST Advanced Strategies Portfolio: Core Plus Sleeve*	$1,058,167,770	0.20% on the first $500 million 0.18% on the next $1.5 billion 0.16% on assets over $2 billion

*	Prudential serves as a sub-adviser.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT WITH PRUDENTIAL

At the March 9, 2016 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the Prudential Subadvisory Agreement between the Investment Manager and Prudential for the Fund; and the modification of the Fund’s principal investment strategies and principal risks to reflect Prudential’s investment process (collectively, the “Prudential Proposals”). Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements, noting that the March 2016 meeting materials included memoranda and other materials related to the Board’s upcoming consideration and approval of advisory and subadvisory agreements for annual renewal purposes to be addressed at the June 2016 meeting. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at its June 2015 Meeting and, in that connection, Independent legal counsel’s discussion of their responsibilities pursuant to Section 15(c) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Prudential. The Board, its Advisory Fees and Expenses Committee and Investment Oversight Committee held meetings and discussions with the Investment Manager and reviewed and considered various written materials and oral presentations in connection with Prudential’s proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Prudential. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Prudential Proposals. Independent legal counsel also noted that the Board should take into account the Advisory Fees and Expenses Committee’s and Investment Oversight Committee’s reports with respect to the termination of Federated and replacement with Prudential.

Nature, Extent and Quality of Services to be provided by Prudential

The Board considered its analysis of the reports and presentations received by it and the Advisory Fees and Expenses Committee and Investment Oversight Committee, detailing the services proposed to be performed by Prudential as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Prudential’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by the Investment Manager’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Prudential and its ability to carry out its responsibilities under the proposed Prudential Subadvisory Agreement. The Board also noted the information provided by the Investment Manager and the Committee reports regarding Prudential’s personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Prudential Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Prudential was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board also considered, in this regard, the proposed termination of Federated and the Investment Manager’s explanation that the termination was due to an effort to improve the Fund’s performance and to employ a strategy that seeks to take advantage of inefficiencies in the bond markets and generate consistent risk-adjusted performance. In that regard, the Board recalled the Investment Oversight Committee and Advisory Fees and Expenses Committee reports regarding the search process undertaken by the Investment Manager to identify a prospective successor subadviser meeting the Investment Manager’s criteria.

Investment Performance of Prudential

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment management agreements. The Board considered Prudential’s investment performance, noting that Prudential delivered solid performance results over 1-, 3-, 5- and 10-year periods for its accounts managed using a strategy substantially similar to that proposed for the Fund, outperforming Federated’s strategy for the same periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Prudential was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Prudential Subadvisory Agreement, noting that the proposed subadvisory fees payable to Prudential would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Prudential to other clients, observing that the proposed subadvisory fees are generally in line with (i) fees charged by Prudential to other subadvisory clients and (ii) subadvisory fees paid by the Investment Manager to subadvisers of other similar funds. The Board also considered the minor decrease in profitability of the Investment Manager and its affiliates based on current asset levels in connection with the hiring of Prudential (as compared with fees paid to Federated).

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund and that the Fund’s fee structure was not proposed to change (as there was no proposed change in level of service to be performed by the Investment Manager). The Board thus observed that the Management Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints, all of which have not been surpassed. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Conclusion

The Committee and the Board reviewed all of the above considerations in reaching their decisions to recommend or approve the proposed subadvisory agreement. No single item was identified as paramount or controlling, and individual Trustees may have attributed different weights to various factors. Based on their evaluation of all factors that they deeded to be material, including those factors described above, and assisted by the advice of independent legal counsel, the Board, including all of the Independent Trustees, voting separately, approved the Prudential Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by a subadviser, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time. As of May 31, 2016, the Fund’s assets were managed as follows:

Columbia Management Investment Advisers, LLC	Loomis Sayles	Prudential	TCW Investment Management Company
27%	20%	26%	27%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2016, American Enterprise Investment Service, 707 2nd Avenue S, Minneapolis, MN 55402-2405 owned 100% of the outstanding shares.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

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